UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware			1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

6301 Fitch Path	New Albany	Ohio		43054
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:		(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Abercrombie & Fitch Co. (the “Company”) is hereby furnishing certain information regarding the Company’s business, some of which has not been previously reported, derived from the confidential preliminary offering memorandum and the confidential investor presentation, each dated as of June 17, 2020, that are being circulated in connection with the offering of the Secured Notes (as defined below in Item 8.01).

COVID-19 Update

As the Company continues to manage the unprecedented uncertainty presented by the COVID-19 pandemic, it has taken and continues to take various actions to preserve liquidity and manage cash flows, including, but not limited to:

•	partnering with merchandise and non-merchandise vendors regarding payment terms;

•	reducing and recadencing inventory receipts to better align inventory with expected market demand;

•	significantly reducing expenses to better align operating costs with sales, which the Company expects to result in an approximately $200 million reduction in annualized expenses for fiscal 2020;

•	implementing various payroll actions related to its store and corporate associates, as well as its non-associate directors;

•	reevaluating all expenditures, to balance its short- and long-term liquidity needs, in order to position the business for its key stakeholders;

•
in March 2020, borrowing $210.0 million under the senior secured asset-based revolving credit facility (the “Amended ABL Facility”) and withdrawing the majority of excess funds from its overfunded Rabbi Trust assets, which withdrawal provided $50.0 million of additional cash; and

•
in March 2020, announcing the temporary suspension of its share repurchase program and in May 2020, announcing the temporary suspension of its cash dividend program, which measures will be reviewed by the Company throughout the year to determine, in light of facts and circumstances at that time, whether and when to reinstate these programs.

As of May 30, 2020, the Company had liquidity of $806 million, comprised of cash and equivalents of $730 million and actual incremental borrowing available to the Company under the Amended ABL Facility of $76 million.

In connection with the offering of the Secured Notes, the Company and certain domestic subsidiaries of the Company will be guarantors. After giving effect to the offering of the Secured Notes, the subsidiaries that will not be guarantors accounted for approximately 33% of total net sales in fiscal 2019, approximately 38% of total assets as of February 1, 2020 and approximately $859 million of liabilities at February 1, 2020.

The Company continues to take additional actions to preserve liquidity, including the offering of the Secured Notes (as defined below in Item 8.01). There can be no assurance that the Company will successfully complete these actions.

Non-GAAP Financial Measures

The financial data being provided to potential investors in connection with the offering of the Secured Notes (as defined below in Item 8.01) includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Free Cash Flow and Adjusted Debt (collectively, the “Non-GAAP Financial Measures”). The Company believes that each of the Non-GAAP Financial Measures is useful to investors because these or similar financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the operating performance of companies in industries similar to the Company’s.  The calculations of the Non-GAAP Financial Measures may not be consistent with EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Free Cash Flow and Adjusted Debt for the purpose of the covenants in the agreements governing the Company’s indebtedness, and may not be calculated in the same manner as similar financial measures presented by other companies.

The Company defines EBITDA as net income (loss), excluding depreciation and amortization; income taxes; and interest expense, net.

The Company defines Adjusted EBITDA as net income (loss), excluding depreciation and amortization; income taxes; interest expense, net; share-based compensation expense; loss on disposal; amortization of deferred lease credits prior to adoption of the new lease accounting standard in fiscal 2019; net income attributable to noncontrolling interests; and asset impairment charges, primarily those related to the Company’s flagship stores and significant asset impairments that are the result of the impact of the COVID-19 pandemic on store cash flows and related to certain of the Company’s stores across brands, geographies and store formats.

The Company defines Adjusted EBITDAR as net income (loss), excluding depreciation and amortization; income taxes; interest expense, net; share-based compensation expense; loss on disposal; amortization of deferred lease credits prior to adoption of the new lease accounting standard in fiscal 2019; net income attributable to noncontrolling interests; asset impairment charges, primarily those related to the Company’s flagship stores and significant asset impairments that are the result of the impact of the COVID-19 pandemic on store cash flows and related to certain of the Company’s stores across brands, geographies and store formats; operating lease costs (excluding right-of-use asset impairment) in fiscal 2019 and subsequent periods; and rent expense prior to adoption of the new lease accounting standard in fiscal 2019.

The Company defines Free Cash Flow as net cash provided by (used for) operating activities less purchases of property and equipment.

The Company defines Adjusted Debt as outstanding borrowings under the senior secured term loan facility (the “Term Loan Facility”) and Amended ABL Facility borrowings (i) plus operating lease liabilities as of the end of fiscal 2019 and subsequent periods and (ii) plus a 6.0x multiple of rent expense under the previous lease accounting standard as of the end of fiscal 2018 and prior periods.

The Non-GAAP Financial Measures have important limitations and should be used as a supplement to, not as an alternative to, the Company’s GAAP financial results. For example, certain Non-GAAP Financial Measures:

•	exclude certain tax payments that may represent a reduction in cash available to the Company;

•	do not reflect cash requirements to pay interest or principal on the Company’s borrowings;

•	do not reflect cash requirements to pay operating lease costs, which have been and will continue to be for the foreseeable future, recurring expense;

•	do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	exclude share-based compensation expense, which has been and will continue to be for the foreseeable future, a recurring expense and an important part of the Company’s compensation strategy; and

•
do not reflect any cash requirements for fixed asset replacements, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often need to be replaced in the future.

The following EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Free Cash Flow and Adjusted Debt information is being provided to potential investors in connection with the offering of Senior Notes (as defined below in Item 8.01):

A reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDAR is as follows:

	Fiscal year ended			Fiscal quarter ended		Last 12 months ended
($ in millions)	February 3, 2018	February 2, 2019	February 1, 2020	May 4, 2019	May 2, 2020	May 2, 2020
Net income (loss)	$11	$79	$45	$(18)	$(244)	$(181)
Add: income taxes	45	38	17	(10)	32	58
Add: interest expense, net	17	11	8	1	3	10
Add: depreciation and amortization	195	178	174	41	44	177
EBITDA	$267	$305	$244	$14	$(165)	$65
Add: Share based Compensation	22	22	14	3	5	17
Add: Property & equipment asset impairment	14	12	7	2	8	13
Add: Operating lease right-of-use asset impairment	—	—	16	—	35	51
Add: Loss on Disposal	7	6	6	2	6	11
Add: Amortization of deferred lease credits prior to adoption of new lease accounting standard	(22)	(21)	—	—	—	—
Less: Net income attributable to noncontrolling interests	3	4	6	1	—	5
Adjusted EBITDA	$285	$319	$281	$19	$(111)	$151
Add: Rent expense prior to adoption of new lease accounting standard in fiscal 2019	376	371	—	—	—	—
Add: Operating lease costs (excluding right-of-use asset impairment)	—	—	571	135	121	558
Adjusted EBITDAR	$661	$690	$852	$154	$11	$708

A reconciliation of net cash provided by (used for) operating activities to Free Cash Flow is as follows:

	Fiscal year ended			Fiscal quarter ended		Last 12 months ended
($ in millions)	February 3, 2018	February 2, 2019	February 1, 2020	May 4, 2019	May 2, 2020	May 2, 2020
Net cash provided by (used for) operating activities	$288	$353	$301	$(71)	$(91)	$281
Less: Purchases of property and equipment	107	152	203	44	47	206
Free Cash Flow	$181	$201	$98	$(115)	$(138)	$75

A reconciliation of total borrowings to Adjusted Debt is as follows:

(in millions, except for rent multiple)	February 3, 2018	February 2, 2019	February 1, 2020	May 2, 2020
Amended ABL Facility gross borrowings	$—	$—	$—	$210
Term Loan Facility gross borrowings	253	253	233	233
Total gross borrowings	$253	$253	$233	$443

Rent expense	$376	$371
Multiply by: Rent multiple	6	6
Add: Rent expense multiple	$2,255	$2,225
Add: Operating lease liabilities			1,535	1,492
Adjusted Debt	$2,508	$2,479	$1,769	$1,935

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained within Item 7.01, or made by management or spokespeople of the Company involve risks and uncertainties, and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements. Risks and uncertainties related to the duration and impact of the COVID-19 pandemic on the Company and the factors disclosed in “ITEM 1A. RISK FACTORS” of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and in Item 8.01 below, in some cases have affected, and in the future could affect, the Company’s financial performance and could cause actual results for fiscal 2020 and beyond to differ materially from those expressed or implied in any of the forward-looking statements contained within Item 7.01 or otherwise made by management.
The information contained in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Risk Factor Update
The Company disclosed in “ITEM 1A. RISK FACTORS” of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020 that the current outbreak of COVID-19 has caused business disruption; the Company has seen, and expects to continue to see a direct, material adverse impact to sales and operations as a result of COVID-19; and the COVID-19 situation also poses various risks to the Company, certain of which are detailed throughout the risk factors disclosed therein. The following disclosure supplements and should be read in conjunction with the risk factors described in “ITEM 1A. RISK FACTORS” of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020:
The current outbreak of the novel coronavirus, or COVID‐19, has materially adversely impacted and disrupted, and may continue to materially adversely impact and cause disruption to, our business, financial performance and condition, operating results, liquidity and cash flows. The spread of the COVID‐19 outbreak has caused significant disruptions in the United States and global economy, the extent of the impact and duration of which is not yet known. Any future outbreak of any other highly infectious or contagious disease could have a similar impact.

The outbreak of COVID-19 has disrupted our business and has had a material adverse effect on our business, financial performance and condition, operating results, liquidity and cash flows, and may continue to materially adversely impact and cause disruption to our business, financial performance and condition, operating results, liquidity and cash flows.

We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties that will be dictated by the length of time that such disruptions continue, which will, in turn, depend on the currently unknowable duration of the COVID-19 pandemic and the impact of governmental regulations that might be imposed in response to the pandemic, which could, among other things, require that we close our stores or distribution centers or otherwise make it difficult or impossible to operate our business. Additionally, numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions, have resulted in temporary store closures, modified store operating hours, a decrease in customer traffic, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby negatively impacting our operations.

Other factors that would negatively impact our ability to successfully operate during the current COVID-19 pandemic include:

•	Our ability to reopen our stores in a timely manner if and when they reopen;

•	Our ability to keep our stores open if there is a re-emergence or increase in infection rate;

•	Our ability to attract customers to our reopened stores, given the risks, or perceived risks, of gathering in public places;

•	Our ability to incentivize and retain associates and to reinstate furloughed store associates;

•	Our ability to obtain rent abatements or enter into rent deferral arrangements with our landlords;

•	Our ability to react to changes in anticipated customer demand and manage inventories, which may result in excess inventories;

•
Our ability to rely on our distribution centers to manage the receipt, storage, sorting, packing and distribution of our merchandise as the distribution centers are susceptible to local and regional factors, such as system failures, accidents, labor disputes, economic and weather conditions, natural disasters, demographic and population changes;

•	Supply chain delays due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	Fluctuations in the cost, availability and quality of raw materials, as well as costs of labor and transportation;

•
A more promotional retail environment or our ability to move existing inventory, may cause us to lower our prices, sell existing inventory at larger discounts than in the past, or write-down the value of inventory, and increase the costs and expenses of updating and replacing inventory, negatively impacting our margins;

•	Delays in, or our ability to complete, planned store openings on the expected terms or timing, or at all;

•	The deterioration in the economic conditions in the United States or international markets, which potentially could have an impact on discretionary consumer spending;

•
The increase in the number of corporate associates working offsite may make our business more vulnerable to cybersecurity breach attempts, and, this period of uncertainty could result in an increase in phishing and other scams, fraud, money laundering, theft and other criminal activity;

•	Fluctuations in regional and local economies, including the impact on regional and local retail markets and consumer confidence and spending;

•	Fluctuations in foreign currency exchange rates and changes in the effectiveness of our hedging instruments;

•	Our ability to successfully execute against our international expansion plans;

•	Our ability to preserve liquidity to be able to take advantage of market conditions as our stores reopen; and

•
Difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities.

The extent of the impact of the outbreak of COVID-19 on our business, consolidated results of operations, consolidated financial position and consolidated cash flows, including any potential impairment or other fair value adjustments, will depend largely on future developments, including the duration and spread of the outbreak within the U.S. and international markets, as well as the related impact on consumer confidence and spending~~,~~ which are highly uncertain and cannot be predicted. It is uncertain as to when or if we will be able to resume all store operations and if we will see traffic return to pre-pandemic levels in the future. COVID-19 presents material uncertainty and risk with respect to our business, financial performance and condition, operating results, liquidity and cash flows.

Secured Notes Offering

On June 17, 2020, the Company issued a news release announcing that its indirect wholly-owned subsidiary, Abercrombie & Fitch Management Co. (“A&F Management”), has commenced a private offering of up to $300 million aggregate principal amount of senior secured notes due 2025 (the “Secured Notes”), subject to market and other customary conditions.

The Secured Notes will be guaranteed on a senior secured basis, jointly and severally, by the Company and each of the existing and future wholly-owned domestic restricted subsidiaries of the Company that guarantee or will guarantee A&F Management’s existing senior secured asset-based revolving credit facility (the Amended ABL Facility as defined above in Item 7.01) or certain future capital markets indebtedness. The Secured Notes and the related guarantees will be secured by a first priority lien on certain of A&F Management’s, the Company’s and the other guarantors’ real property, intellectual property, equipment, equity interests in A&F Management and the guarantors other than the Company, and general intangibles, subject to certain exceptions and permitted liens, and by a second priority lien on security interests in accounts and credit card receivables, inventory, deposit accounts, securities accounts, intercompany loans and related assets, which security interests will be junior to the security interests in such assets that secure the Amended ABL Facility. A&F Management intends to use the net proceeds from the offering of the Secured Notes to repay all outstanding borrowings under A&F Management’s existing senior secured term loan facility (the Term Loan Facility as defined above in Item 7.01), to repay a portion of the outstanding borrowings under A&F Management’s existing senior secured asset-based revolving credit facility (the Amended ABL Facility as defined above in Item 7.01), and to pay fees and expenses in connection with such repayments and the offering of the Secured Notes.
This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any of the Secured Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Abercrombie & Fitch Co. on June 17, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 17, 2020	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary